EXHIBIT 31.1

Certification of the Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Sumit Singh, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Chewy, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

[Signature page follows]

Date: January 8, 2024	/s/ Sumit Singh
Sumit Singh
Chief Executive Officer
(Principal Executive Officer)